UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 9, 2023

Date of Report (date of earliest event reported)
APYX MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31885	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5115 Ulmerton Road, Clearwater, Florida 33760
(Address of principal executive offices, zip code)
(727) 384-2323
(Issuer's telephone number)
_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	APYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2023, Apyx Medical Corporation (the “Company”) and Tara Semb, Chief Financial Officer, announced that Ms. Semb would be leaving the Company in order to pursue other opportunities. Ms. Semb’s departure is not due to any disagreement with the Company on any matter, including matters related to the Company’s operations, policies, practices, financial reporting or controls. The Company’s Board of Directors initiated a formal search process which has resulted in the Company identifying her successor. Ms. Semb plans to continue in her position as Chief Financial Officer until her successor is formally appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2023	Apyx Medical Corporation

	By:	/s/ Charles D. Goodwin, II
Charles D. Goodwin, II
Cheif Executive Officer